                                                                   EXHIBIT 10.13


                          INDUSTRIAL LEASE AGREEMENT

                                    between

     PORTER DRIVE ASSOCIATES LLC, a California limited liability company,

                                  as Landlord

                                      and

     TEKNEKRON SOFTWARE SYSTEMS (DELAWARE), INC., a Delaware corporation,

                                   as Tenant



                               For the Premises
                                  Located At:

                               3165 Porter Drive
                             Palo Alto, California

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   PREMISES...............................................................   1
     1.1    Lease of Premises...............................................   1
     1.2    Construction of Tenant Improvements.............................   1

2.   TERM...................................................................   1
     2.1    Term............................................................   1
     2.2    Early Occupancy.................................................   1
     2.3    Renewal Option..................................................   2

3.   RENT AND SECURITY......................................................   3
     3.1    Base Rent.......................................................   3
     3.2    CPI Increases...................................................   3
     3.3    Late Charges....................................................   3
     3.4    Security........................................................   4
     3.5    Security Deposit................................................   5

4.  UTILITIES...............................................................   5

5.   TAXES..................................................................   6
     5.1    Payment of Real Property Taxes..................................   6
     5.2    Definition of Real Property Taxes...............................   6
     5.3    Personal Property Taxes.........................................   6

6.   USE....................................................................   7
     6.1    Use of Premises.................................................   7
     6.2    Compliance with Laws............................................   7
     6.3    Outside Areas...................................................   7
     6.4    Signs...........................................................   8
     6.5    Waste Disposal..................................................   8
     6.6    Hazardous Material..............................................   8
     6.7    Parking.........................................................  10
     6.8    Rules and Regulations...........................................  10

7.   LANDLORD'S MAINTENANCE AND REPAIR......................................  11
     7.1    Landlord's Maintenance..........................................  11
     7.2    Procedure and Liability.........................................  11
     7.3    Waiver..........................................................  11
     7.4    Landlord's Right to Perform Tenant's Covenants..................  11

8.   TENANT'S MAINTENANCE AND REPAIR........................................  11
     8.1    Tenant's Obligation to Maintain.................................  11

9.   ALTERATIONS............................................................  12
     9.1    Trade Fixtures..................................................  12
     9.2    Consent Requirement for Alterations.............................  12
     9.3    Possession......................................................  13
     9.4    Alterations Required by Law.....................................  13
     9.5    Mechanic's Liens................................................  14

10.  FIRE AND CASUALTY DAMAGE...............................................  14
     10.1   Notice of Destruction...........................................  14
     10.2   Loss Covered by Insurance.......................................  14
     10.3   Loss Not Covered by Insurance...................................  15
     10.4   Loss Caused by Tenant or Tenant's Parties.......................  15
     10.5   Destruction Near End of Term....................................  15
     10.6   Destruction of Improvements and Personal Property...............  15
     10.7   Exclusive Remedy................................................  15
     10.8   Lender Discretion...............................................  15

11.  CONDEMNATION...........................................................  15
     11.1   Landlord's Termination Right....................................  15
     11.2   Tenant's Termination Right......................................  16
     11.3   Restoration and Abatement of Rent...............................  16
     11.4   Temporary Taking................................................  16
     11.5   Division of Condemnation Award..................................  16

12.  LIABILITY OF LANDLORD; INDEMNITY BY TENANT.............................  16
     12.1   Limitation on Landlord's Liability..............................  16
     12.2   Limitation on Tenant's Recourse.................................  17
     12.3   Indemnification of Landlord.....................................  17
     12.4   Indemnification of Tenant.......................................  17
     12.5   Notice of Claim or Suit.........................................  17

13.  INSURANCE..............................................................  17
     13.1   Tenant's Insurance Obligations..................................  17
     13.2   Requirements of Tenant's Insurance Coverage.....................  18
     13.3   Evidence of Tenant's Insurance Coverage.........................  18
     13.4   Release and Waiver of Subrogation...............................  19
     13.5   Landlord's Insurance............................................  19
     13.6   Tenant's Obligation to Reimburse................................  19
     13.7   Delivery of Insurance Proceeds to Landlord......................  19

14.  LANDLORD'S RIGHT OF ACCESS.............................................  19

15.  ASSIGNMENT AND SUBLETTING..............................................  20
     15.1   Consent Requirement.............................................  20
     15.2   Procedure.......................................................  20
     15.3   Terms of Transfer...............................................  21
     15.4   Corporate Reorganization........................................  21
     15.5   Transfers to Affiliates.........................................  21
     15.6   Assignment in Bankruptcy........................................  22
     15.7   Transfer by Landlord............................................  22

16.  DEFAULT AND REMEDIES...................................................  22
     16.1   Events of Tenant's Default......................................  22
     16.2   Landlord's Remedies.............................................  23
     16.3   Limitation on Exercise of Rights................................  24
     16.4   Waiver by Tenant of Certain Remedies............................  24
     16.5   Remedies Cumulative.............................................  25

17.  TENANT'S REMEDIES......................................................  25
     17.1   Landlord's Default..............................................  25
     17.2   Tenant's Remedies...............................................  25

18.  SURRENDER AND HOLDING OVER.............................................  25
     18.1   Surrender of the Premises.......................................  25
     18.2   Holding Over....................................................  26
     18.3   Entry at End of Term............................................  26

19.  MORTGAGES..............................................................  26
     19.1   Subordination...................................................  26
     19.2   Modifications of Lease..........................................  26
     19.3   Mortgagee Protection and Attornment.............................  27
     19.4   Estoppel Certificates and Financial Statements..................  27

20.  GENERAL PROVISIONS.....................................................  27
     20.1   Construction of Meaning.........................................  27
     20.2   Interest on Past-Due Obligations................................  27
     20.3   Time of Essence.................................................  27
     20.4   Binding Effect..................................................  28
     20.5   Choice of Law...................................................  28
     20.6   Captions........................................................  28
     20.7   Amendments......................................................  28
     20.8   Waivers.........................................................  28
     20.9   Fees and Expenses...............................................  28
     20.10  Merger..........................................................  28
     20.11  Severability....................................................  28
     20.12  Security Measures...............................................  28

     20.13  Easements.......................................................  29
     20.14  Performance Under Protest.......................................  29
     20.15  Conflict........................................................  29
     20.16  No Third Party Beneficiaries....................................  29
     20.17  Effective Date/Nonbinding Offer.................................  29
     20.18  Water, Oil and Mineral Rights...................................  29
     20.19  Confidentiality.................................................  29
     20.20  Notices.........................................................  29
     20.21  Corporate Authority.............................................  29
     20.22  Successors and Assigns..........................................  30
     20.23  Brokerage Commissions...........................................  30
     20.24  Entire Agreement................................................  30
     20.25  Joint and Several Liability.....................................  30
     20.26  Quiet Enjoyment.................................................  30
     20.27  Survival........................................................  30
     20.28  Recording.......................................................  30
     20.29  Counterparts....................................................  30
     20.30  Agency, Partnership or Joint Venture............................  30
     20.31  Merger..........................................................  31
     20.32  Required Consents...............................................  31
     20.33  Condition Subsequent............................................  31
     20.34  Landlord's Representations, Warranties and Covenants............  31

                          INDUSTRIAL LEASE AGREEMENT
                          --------------------------
                              (3165 Porter Drive)

                            BASIC LEASE PROVISIONS
                            ----------------------

1.   Effective Date:     December 14, 1995

2.   Landlord:           PORTER DRIVE ASSOCIATES, LLC, a California
                         limited liability company

3.   Landlord's Address
     For Notice:         c/o Schreck Brown & Associates
                         550 Montgomery Street, Suite 900
                         San Francisco, CA 94111
                         Attention: Mr. Steven R. Brown or Mr. Charles Schreck

                         Telephone: (415) 989-9639
                         Fax: (415) 391-2779

4.   Tenant:             TEKNEKRON SOFTWARE SYSTEMS
                         (DELAWARE), INC., a Delaware corporation

5.   Tenant's Address
     For Notice:

     Before Commencement
     Date:               530 Lytton Avenue, Suite 301
                         Palo Alto, California 94301
                         Attn: Chief Financial Officer
                         Telephone: (415) 325-1025
                         Fax: (415) 328-9608

     After Commencement
     Date:               3165 Porter Drive
                         Palo Alto, California 94301
                         Arm: Chief Financial Officer

6.   Building:           The 91,644 rentable square foot building located at
                         3165 Porter Drive in Palo Alto, California.

7.   Premises:           The land ("Land") and all of the improvements,
                         including the Building and an approximately 1,138
                         square foot freestanding storage structure (the
                         "Storage Structure") located thereon and more
                         particularly shown as Exhibit A attached hereto.
                                               ----------

8.   Term:                Ten (10) years, subject to extension pursuant to
                          Section 2.3 of this Lease

9.   Anticipated
     Commencement Date:   July 1, 1996

10.  Base Rent Per Month: $120,793.34, subject to increase pursuant to the terms of Section 3.2 of this Lease.

11.  Broker:              CB Commercial Real Estate Group, Inc. and Gordon Smith
                          for Tenant; Renault & Handley for Landlord.

12.  Parking Spaces:      361 spaces

13.  Permitted Uses:      The research, development and manufacture of software
                          and electronics devices and other, lawful uses with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but in no event for any use prohibited by the terms of the Master
                          Lease or Ground Lease or otherwise prohibited by either Master Lessor, Ground Lessor or any Private
                          Restrictions (as defined in Section 6.2).

14.  Tenant's Minimum
     Liability Insurance
     Amount:              Two Million Dollars ($2,000,000)

15.  Guarantor:           Fleet Street Holdings, Inc., a Delaware corporation,
                          subject to Section 3.4

16.  Ground Lease:        That certain Lease dated June 1, 1962 between The
                          Board of Trustees of the Leland Stanford Junior
                          University, a California corporation ("Ground
                          Lessor"), as landlord, and Utah Construction & Mining
                          Company, as evidenced by a memorandum thereof recorded
                          December 3, 1963 in Book 6294 at page 372 of the
                          Official Records of Santa Clara County, California and
                          attached hereto as Exhibit F.
                                             ----------

17.  Master Lease:        That certain Sublease dated November 30, 1994 between
                          Teledyne Corporation ("Master Lessor"), as sublessor,
                          and landlord, as sublessee attached hereto as Exhibit
                                                                        -------
                          G
                          -

18.  Lease Year:          Shall refer to each Three Hundred Sixty-Five (365) day
                          period during the Term commencing on the Commencement
                          Date and on each anniversary thereof.

19.  Security Deposit:    $120,793.34

20.  Exhibits:
     "A"    Site Plan of Premises
     "B"    Improvement Agreement
     "C"    Environmental Questionnaire and Disclosure Statement
     "D"    Rules and Regulations
     "E"    Guaranty of Lease
     "T"    Master Lease
     "G"    Ground Lease
     "H"    Recognition and Attornment Agreement (Master Lessor)
     "I"    Recognition and Attornment Agreement (Ground Lessor)

21.  Schedule:

     "1"    Net Earnings Report

     The Basic Lease Provisions set forth above and the Exhibits and Addenda, if any, attached hereto are hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Provisions shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any of the Basic Lease Provisions and the Lease, the latter shall control.

    Landlord (/s/ SIGNATURE ILLEGIBLE^^) and Tenant (/s/ SIGNATURE ILLEGIBLE^^)
              -------------------------              -------------------------
Agree.

1.   PREMISES.

     1.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. Except as otherwise provided herein, Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Building, together with the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Building in locations which will not materially interfere with Tenant's use of the Building. Landlord and Tenant agree that (a) each has had an opportunity to determine to its satisfaction the actual square footage of the Building, (b) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (c) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of Rent, improvement allowances, or other matters described in this Lease where area is a factor.

     1.2 Construction of Tenant Improvements. Prior to the Commencement Date, Landlord shall (i) cause certain improvements (the "Tenant Improvements") to be
                                                    -------------------
constructed in the Premises in accordance with the terms of the Improvement Agreement attached hereto as Exhibit B (the "Improvement Agreement") and (ii) at
                             ---------       ---------------------
Landlord's sole expense, perform the following with respect to the Storage
Structure: (a) repair the roof thereof, (b) clean and repaint the interior and exterior walls thereof in the same color in which the exterior of the Building is repainted by Landlord, and (c) place a water-based sealant on the floor thereof.

2.   TERM.

     2.1 Term. The Term of this Lease shall commence on the Commencement Date, as defined in the Tenant Improvement Agreement attached hereto as Exhibit B, and
                                                                  ---------
shall continue in full force and effect for the Term hereof, unless terminated earlier pursuant to the terms hereof or extended pursuant to the terms of
Section 2.3 hereof. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. Notwithstanding the foregoing, if the Commencement Date has not occurred for any reason other than a Tenant Delay or a Force Majeure Event (both as defined in Exhibit B) on or before the date three hundred
                                  ---------
sixty-five (365) days after the Anticipated Commencement Date (the "Drop Dead Date"), then Tenant may, as Tenant's sole right and remedy, terminate this Lease by written notice to landlord within five (5) days of the Drop Dead Date, whereupon any monies previously paid by Tenant to Landlord and not used for the Tenant Improvements shall be reimbursed to Tenant.

     2.2 Early Occupancy. Notwithstanding anything to the contrary in this Lease, Tenant and Tenant's Parties (as defined below) shall have the right at any time after the Effective Date to enter the Premises, at their sole risk, to install the Tenant Improvements and Tenant's Trade Fixtures (as defined in
Section 9.1), communications equipment and other equipment therein; provided, however, that (i) Tenant's early entry shall not unreasonably interfere with any of Landlord's activities on the Premises during such period; (ii) Tenant shall give Landlord written notice of such entry at least five (5) days in advance;
(iii) such entry on the Premises shall be on the terms of this Lease, except that Tenant shall not be required to pay any monthly Base Rent hereunder during any period of early entry, (iv) during such period of early occupancy, the cost of all utilities services, including but not limited to storm and sanitary sewer service, gas, electric, domestic and irrigation water and trash shall be evenly divided between Landlord and Tenant while the Base Building (as defined in the Improvement Agreement) is being constructed and, after the Base Building is complete, shall be paid exclusively by Tenant, and all such utility costs to be paid by Tenant under this Section 2.2 shall be treated as part of the costs of the Tenant Improvements for the purposes of the capitalization thereof; (v) Tenant shall provide Landlord before such early entry with certificates of the insurance required of Tenant pursuant to the terms of this Lease and (vi) such early entry will only be allowed if Master Lessor and Ground Lessor have already consented to this Lease in writing.

                                       1.

     2.3 Renewal Option. Provided (i) Tenant is not in default under the terms of this Lease beyond applicable grace periods at the time this renewal is exercised or at the commencement of any Renewal Term (as defined below),
(ii)Tenant has not assigned this Lease and is occupying at least ninety percent (90%) of the Premises including any expansion space, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have the option to renew this Lease for one (1) period of approximately seven (7) years (the "Renewal Term"), commencing on the day immediately following the last day of the initial Term and continuing until May 31, 2013. The Renewal Term shall be on all the terms and conditions of this Lease, except that (i) Base Rent for the Renewal Term shall be equal to ninety-five percent (95%) of the Market Rent for the Premises (as defined below); provided, however, that if the then-existing Market Rent is less than the Base Rent for the last month of the initial Term of the Lease, the Base Rent for the Renewal Term shall be at one hundred percent (100%) of the Market Rent. Tenant must exercise its option to renew this Lease by giving Landlord written notice (an "Extension Notice") of its election to do so no later than three hundred sixty-five (365) days prior to the end of the initial Term (the "Extension Cut-Off"); provided, however, that Tenant may delay the deadline for providing Landlord the Extension Notice to the date that is two hundred seventy-five (275) days prior to the end of the initial Term (such additional ninety 90) day period being hereinafter referred to as the "Delay Period") by prodding Landlord with written notice thereof (a "Delay Notice") prior to the Extension Cut-Off Date. If Tenant provides Landlord with a Delay Notice in accordance with the terms of this Section 2.3, and then provides Landlord with an Extension Notice within the Delay Period, Tenant shall be entitled to the Renewal Term as provided for in this Section 23. If Tenant provides Landlord with a Delay Notice but fails to deliver an Extension Notice to Landlord within the Delay Period, then (i) Tenant's rights to the Renewal Term shall be void and forfeit, and (ii) the initial Term of the Lease shall be extended for a time period equal to the Delay Period. Any notice not given in a timely manner shall be forever void and Tenant shall be deemed to have waved its renewal rights. The renewal option set forth herein is personal to Tenant and shall not be included in any assignment of this Lease.

The term "Market Rent" shall mean the monthly amount per rentable square foot in the Premises in question that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in the Stanford Research Park, subject to the terms of this Lease, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs length of lease term, size and location of premises being leased, if any, and other generally applicable terms and conditions of tenancy for a similar building or buildings.

Landlord and Tenant shall have a period of thirty (30) days from Landlord's receipt of the Extension Notice in which to agree on the Market Rent. If they agree within that period, they shall immediately execute an amendment to this Lease stating the Base Rent for such period.

If Landlord and Tenant are unable to agree upon the Market Rent within such thirty (30) day period, then the dispute shall proceed to arbitration conducted pursuant to the provisions of the laws of the state in which the Premises is located and the Real Estate Arbitration Rules of the American Arbitration Association or its successor insofar as said rules do not conflict with said laws or this section. Within ten (10) days of the expiration of the aforesaid thirty (30) day period, Landlord and Tenant shall select one joint arbitrator or, if they cannot agree on one joint arbitrator, then each shall select an arbitrator within fifteen (15) days of the expiration of the aforesaid thirty
(30) day period and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. Bach arbitrator selected shall be a real estate appraiser with an MAI certification or a real estate broker, with at least five (5) years of experience appraising or leasing building space comparable to the Premises in the city and county where the Premises is located. The arbitrators shall convene in the city or county in which the Premises are located as soon as practicable and offer Landlord and Tenant the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make their determinations of Market Rent based on the factors referenced above; and such decision shall be binding

                                       2.

upon Landlord and Tenant and enforceable in a court of law. Each party shall be responsible for the costs, charges and fees of its appointee; and the parties shall share equally in the costs, charges and fees of the third arbitrator. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this section, upon application of either party, the arbitrator shall be appointed by the American Arbitration Association, or if there is no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court and/or presiding trial court of the State and County in which the Premises is located.

3.   RENT AND SECURITY.

     3.1 Base Rent. From and after the Commencement Date, Tenant shall pay the Base Rent to landlord on the first day of each calendar month in lawful money of the United States, at Landlord's Address or such other address as Landlord shall from time to time designate in writing to Tenant for the payment of Rent, without notice, demand, abatement, offset or deduction. If the Term commences (or ends) on a date other than the first (or last) day of a month, Tenant shall pay on the Commencement Date or first day of the last month a pro rata portion of Base Rent, prorated on a per diem basis with respect to the portion of the month within the Term. Any sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be Additional Rent due hereunder, whether or not such sums are designated "Additional Rent." The term "Rent" means the Base Rent and all Additional Rent payable hereunder.

     3.2 CPI Increases. Effective as of each anniversary of the Commencement Date ("CPI Adjustment Dates"), the Base Rent in effect immediately before each CPI Adjustment Date shall be increased by the lesser of (i) the percentage increase in the CPI (as hereinafter defined) measured from the Last CPI Publication Date to the New CPI Publication Date or (ii) three percent (3%) of the Base Rent in effect for the immediately preceding Lease Year; provided, however, that in no event shall (a) any CPI Adjustment be less than zero and (b) the Base Rent in effect on any CPI Adjustment Date be less than the Base Rent in effect for the Lease Year immediately preceding the CPI Adjustment Date. The "CPI" is the Consumer Price Index, All Items, 1982-1984 = 100, All Urban Consumers, for the San Francisco-Oakland-San Jose area, as published by the United States Department of Labor, Bureau of Labor Statistics, or its successor index. The "Last CPI Publication Date" is the month for which the CPI was published immediately before the prior date for adjustment to the Base Rent (or prior to the Commencement Date in the case of the first adjustment to the Base
Rent). The "New CPI Publication Date" is the month for which the CPI is published immediately preceding the CPI Adjustment Date. If the CPI as of the New CPI Publication Date is not available on a CPI Adjustment Date or the CPI has been modified or adjusted in any significant way (as determined by Landlord, in Landlord's sole but reasonable discretion) from the way that CPI is computed as of the Effective Date of this Lease, the Base Rent shall be increased on each such CPI Adjustment Date by an amount equal to two and one half percent (2.5%) per annum.

     3.3 Late Charges. Tenant acknowledges that late payment by Tenant of any amount owed to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, time spent addressing the issue with Tenant, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or other payment due from Tenant is not received by Landlord within five (5) days after written notice that the same is due (or, if Tenant shall be failed to pay rent when due more than twice in any calendar year, if such amounts are not received by landlord on the date due), Tenant shall pay to Landlord, as liquidated damages for Tenant's failure to make such timely payment, an additional sum of five percent (5%) of the overdue Rent or other payment per month as a late charge. The parties agree that the late charge represents a fair and reasonable estimate of the administrative costs that Landlord will incur by reason of a late payment by Tenant. Acceptance of any late payment charge shall not constitute a waiver of Tenant's default with respect to the overdue payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity, including, but not limited to, charging the Interest Rate imposed pursuant to Section 20.2.

                                       3.

     3.4 Security. Within sixty (60) days of the end of any calendar year, Tenant shall provide Landlord with a certified copy of the Report of Independent Accountants on Calculation of the Net Earnings Per Share of Teknekron Software Systems, Inc. (as defined in Section 5 of the Teknekron Software Systems, Inc. Stock Appreciation Rights Plan and Section 5 of the Teknekron Software Systems, Inc. Employee Bonus Plan (the "Net Earnings Report"), in the form attached hereto as Schedule 1, or, if the Net Earnings Report is no longer produced with
          ----------
a report audited by a certified public accountant showing, in reasonable detail, the 'Operating income before items excluded from SAR calculation" ("Pre-SAR Income") of Tenant (measured on a basis consistent with the methods used in the Net Earnings Report as of the Effective Date of this Lease), for the previous calendar year. (Landlord and Tenant acknowledge and agree that such Net Earnings Report is referred to herein and used by Landlord and Tenant for calculation purposes only, and that the author of said Net Earnings Report shall have no liability whatsoever to Landlord or Tenant for any failure in accuracy or completeness of the Net Earnings Report arising from the purposes for which the Net Earnings Report is used under this Section 3.4.). If the Net Earnings Report (or the replacement report, if relevant) demonstrates that the Pre-SAR Income of Tenant (measured on a basis consistent with the Net Earnings Report for the previous calendar year are equal to or less than Five Million Dollars ($5,000,000), then Tenant shall provide Landlord, in addition to (and not in lieu of) the Security Deposit with one of the following forms of security, at Tenant's selection, for the performance of Tenant's obligations hereunder (Tenant retaining the right to chose which form is to be used):

          (a) a cash deposit (the "Cash Deposit") in an amount equal to the Rent due hereunder for the next five (5) years of the Term of the Lease (or any lesser period remaining in the Term as of the date the need for the Cash Deposit is determined), but in no event in excess of Ten Million Dollars ($10,000,000), which sum shall be held by Landlord in an account mutually approved by Landlord and Tenant and subject to terms reasonably suggested by Tenant as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that the Cash Deposit is not an advance rental deposit or a measure of landlord's damages in case of Tenant's default. Landlord may from time to time apply such portion of the Cash Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by law and, in this regard, Tenant hereby waives any restriction on the uses to which the Cash Deposit may be put contained in California Civil Code Section 1950.7. In the event the Cash Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Cash Deposit to the full original amount. Landlord shall not be deemed a trustee of the Cash Deposit. Tenant shall be entitled to any interest accruing on the Cash Deposit, which shall be held or applied in the same manner as the Cash Deposit. If Landlord transfers the Premises during the Term, Landlord may pay the Cash Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Cash Deposit.

          (b) Tenant may, in lieu of depositing the Cash Deposit with Landlord, deliver to Landlord a clean, irrevocable and unconditional letter of credit in the amount of the Cash Deposit issued by a financial institution, and subject only to terms, acceptable to Landlord. Such letter of credit shall provide for its payment to Landlord upon its presentation of a statement from Landlord that Tenant is in default hereunder. Upon the failure of Tenant to deliver a replacement letter of credit (or an extension of the existing letter of credit) on or before thirty (30) days prior to any maturity date of any such letter of credit, Landlord may draw upon the same and thereafter treat such cash as the Cash Deposit. Any costs associated with the issuance or renewal of such letter of credit shall be the sole responsibility of Tenant.

          (c) a guaranty from the Guarantor (or any successor Company which owns directly or indirectly the assets or shares of the business operations of Guarantor in the United States and has a net worth equal to or greater than the net worth of Guarantor as of the Effective Date of this Lease) of Tenant's obligations to pay Rent hereunder during the next five (S) years of the Term of the Lease (or any lesser period remaining in the Term as of the date the need for the Cash Deposit is determined), but in no event in excess of Ten Million Dollars

                                       4.

($10,000,000), in the form attached hereto as Exhibit E. If Guarantor is sold or
                                              ---------
otherwise transferred such that it is no longer affiliated with Tenant or if Guarantor is or becomes bankrupt or insolvent, makes an assignment for the benefit of creators, or institutes or is the subject of any proceeding under the Bankruptcy Act or other similar law for the protection of creditors (or, if Guarantor is a partnership or consists of more than one person or entity, if any partner of the partnership or such other person or entity is or becomes bankrupt or insolvent, institutes any such proceeding, or makes an assignment for the benefit of creditors), then Landlord shall have the option to terminate this Lease upon such sixty (60) days written notice unless Tenant, within such sixty
(60) day period provides Landlord with either (i) a substitute or additional guarantor reasonably satisfactory to Landlord and any Lender whose consent is required to the identity of the substituted or additional guarantor, or (ii) adequate assurance of the performance of each and every obligation of Tenant hereunder, satisfactory to Landlord and such Lender; provided, however, that no such termination of this Lease shall become effective without the prior written consent of Master Lessor and any such Lender. Provided that no uncured Event of Tenant Default exists, if the remaining Term of the Lease is five (5) years or less on the date on which the adjustment described herein would occur, then, on each anniversary of the making of the Cash Deposit pursuant to Section 3.4(a), or delivery of the letter of credit pursuant to Section 3.4(b), the amount of the Cash Deposit or letter of credit, as appropriate, shall be reduced to an amount equal to the Rent anticipated to be due hereunder for the remainder of the Term (but in no event in excess of Ten Million Dollars ($10,000,000)). Landlord and Tenant shall cooperate as necessary to require any excess portion of the Cash Deposit to be paid promptly to Tenant, or to cause a revised letter of credit to be delivered to Landlord, provided that the cost thereof, including but not limited to fees for replacement letters of credit and breakage fees on any investment of the Cash Deposit, shall be borne solely by Tenant.

Notwithstanding anything to the contrary in this Section 3.4, in the event the annual Pre-SAR Income of Tenant in any succeeding calendar year exceeds Five Million Dollars ($5,000,000), then the obligation of Tenant to provide one of the forms of security described in (a), (b) and (c) above shall terminate for such year and, upon receipt of satisfactory evidence thereof, Landlord shall return and/or terminate the relevant form of security previously delivered to Landlord by Tenant (except the guaranty, which the parties hereto agree shall be executed by Guarantor upon the execution of this Lease and shall be held throughout the Term by Landlord, but shall only be effective when the annual Pre-SAR Income of Tenant is less than Five Million Dollars ($5,000,000)); provided, however, that nothing herein shall be deemed to prohibit Landlord from requiring such security in the next, or any subsequent, calendar should Tenant's annual Pre-SAR Income be equal to or less than Five Million Dollars ($5,000,000) again. Provided that no Event of Tenant's Default then exists hereunder, any of the forms of security described in (a), (b), or (c) above which is then held by Landlord, or so much thereof as has not been used by Landlord in accordance with the terms of this Lease, shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

     3.5 Security Deposit. Upon the Effective Date, Tenant shall deliver to Landlord a sum equal to the Security Deposit provided in Item 19 of the Basic Lease Provisions, which sum shall be held by Landlord as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Tenant's Default. Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Rent; (i) to repair damage to the Premises caused by Tenant; (ii) to clean the Premises upon termination of the Lease; and (ii) to remedy any other default of Tenant to the extent permitted by law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security

                                       5.

Deposit. Provided that no Event of Tenant's Default then exists hereunder, the Security Deposit, or so much thereof as has not been used by Landlord in accordance with the terms of this Section 3.5, shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

4. UTILITIES. On or before the Commencement Date, Tenant shall, at Tenant's sole expense, cause any and all utilities or services furnished to the Premises to be separately metered and billed directly to Tenant, to the extent such is not already the case. Tenant shall promptly pay, as the same become due, all charges for domestic and irrigation water, gas, electricity (including parking lot lighting), telephone, storm and sanitary sewer service, waste pick-up and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in Rent by reason of such compliance. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any Rent due hereunder. Landlord shall at all reasonable time have free access to all electrical and mechanical installations of the Premises.

5.   TAXES.

     5.1 Payment of Real Property Taxes. Tenant shall pay directly to the appropriate taxing authority the Real Property Taxes due with respect to the Premises within ten (10) days before the obligation in question becomes delinquent. Landlord shall provide Tenant with all invoices for such Real Property Taxes at least thirty (30) days prior to the due date. If Landlord pays any assessment levied against the Premises in full, Tenant shall pay to Landlord with each payment of Real Property Taxes the amount that would have been payable had Landlord allowed the assessment to go to bond.

          5.1.1 If Tenant desires in good faith to contest the imposition of any tax which is the obligation of Tenant to pay under this paragraph, Tenant shall within at least ten (10) days prior to the delinquency of such tax, give Landlord written notice of Tenant's intention to do so. Tenant may withhold payment of such tax only if nonpayment is permitted during the pendency of the proceeding without the foreclosure of any tax lien or the imposition of any fine or penalty. Any such contest shall be prosecuted to completion and shall be conducted solely at Tenant's expense. Tenant shall protect and indemnify Landlord against any and all expenses or damages resulting from such proceeding. Within ten (10) days after the final determination of the amount due from Tenant with respect to the tax contested, Tenant shall pay the amount so determined to be due, together with costs or expenses, whether or not this Lease shall have terminated.

     5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, childcare fees, school fees or any other assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed or imposed by any public authority upon the Premises (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross income tax or excise tax levied by the local governmental authority, the federal government or any other governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof (including, without limitation, any reassessment levied on the value of the Base Building due to the renovation thereof) or reassessment based on the value of any improvements made thereon by Tenant, or upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and

                                       6.

expenses (including attorneys fees) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord. In addition, notwithstanding the foregoing, sanitary and storm sewer assessments shall not be included as Real Property Taxes, but shall instead be payable by Tenant as provided in Section 4 of this Lease.

     5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6.   USE.

     6.1 Use of Premises. Tenant shall use the Premises solely for the Permitted Uses specified in Item 13 of the Basic Lease Provisions. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building; or (ii) cause damage to any part of the Building, except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations (each as defined in Section 9 of this Lease), and then only in a manner which has been first approved by Landlord in writing, in accordance with the provisions of Section 9. Tenant shall not operate any equipment within the Premises which will (w) materially damage the Building; (x) overload existing electrical systems or other mechanical equipment servicing the Building; (y) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building; or (z) damage, overload or corrode the sanitary sewer system. Tenant shall have the right to install telecommunications equipment, including a satellite dish on the roof of the Building, subject to the terms of this Lease, provided that (i) Tenant will not invalidate the terms of any warranty with respect to the roof membrane of which Tenant is aware; (ii) such equipment shall not interfere with the use of other similar telecommunications equipment by other occupants of Stanford Business Park; (iii) Tenant shall remove such equipment from the roof of the Building upon the expiration or earlier termination of this Lease and repair any damage caused thereby; and (iv) Tenant obtains any consents that are necessary from Ground Lessor or Master Lessor to the use of such telecommunications equipment. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (1) create an unreasonable fire or health hazard; (2) damage the Premises; or (3) result in the violation of any law, ordinance, rule, ruling, statute or restriction affecting the Premises (collectively, "Laws"). Tenant shall not change the
                                       ----
exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building, except as provided for in
Section 9 below. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. Tenant shall not conduct on any portion of the Premises any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

     6.2 Compliance with Laws. Tenant shall be responsible for and shall at Tenant's own cost and expense obtain any and all licenses and permits necessary for any Permitted Use. Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Landlord will not voluntarily create any additional Private Restrictions affecting the Premises without the prior written consent of Tenant, which consent will not be unreasonably withheld or delayed. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alternations, Trade Fixtures or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form

                                       7.

of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease. As used herein, the term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises.

     6.3 Outside Areas. No materials, supplies, tanks or containers, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Building except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

     6.4 Signs. Tenant shall not place on any portion of the Building or Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is prohibited by Applicable Laws or Private Restrictions, including any such restrictions in the Ground Lease or Master Lease. All such approved signs shall strictly conform to all Laws and Private Restrictions and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair. If Tenant fails to maintain Tenant's signs, or if Tenant fails to remove such sign(s) upon the expiration or earlier termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense, which expense, together with interest thereon at the Interest Rate, shall be paid by Tenant to Landlord upon demand.

     6.5 Waste Disposal. Tenant shall store its waste either inside the Building or within outside trash enclosures on the Premises that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Building free and dear of all obstructions at all times.

     6.6  Hazardous Material.

          6.6.1 Definition of Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" shall mean the substances included within the definitions of the terms "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as mended, 42 U.S.C. Section 9601 et. seq., and the California Carpenter-Presley-Tanner
                    -------
Hazardous Substances Account Act, California Health & Safety Code Section 25300 et. seq., and regulations promulgated thereunder, as amended, and shall include
-------
asbestos. "Hazardous Waste" shall mean (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq., and
                                                              -------
regulations promulgated pursuant thereto, or (b) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code Section 25100 et. seq., and
                                                             -------
regulations promulgated pursuant thereto.

          6.6.2 Prohibition on Use. Tenant shall not cause or permit any of Tenant's agents, employees, contractors, assigns, subtenants or invitees (collectively, the "Tenant's Parties") Hazardous Materials to be brought upon,
                    ----------------
stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent, subject to the terms and conditions of this Section 6.6.2, shall not be unreasonably withheld. Landlord may, in its sole discretion, based on presenting practices of present owners of similarly situated properties in the vicinity of the Premises, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable Laws and Private Restrictions and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the presence, storage,

                                       8.

generation or use of Hazardous Materials by Tenant on or about the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as Additional Rent hereunder upon demand, if such consultants' investigations demonstrate the presence of Hazardous Materials on the Premises that were brought thereon by Tenant or Tenant's Parties; otherwise, the cost thereof shall be paid by Landlord.

          6.6.3 Environmental Questionnaire; Reports. Prior to the execution of this Lease, Tenant shall complete, excite and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit C attached hereto. The completed
                               ---------
Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used or disposed of on, under or about the Premises by Tenant or Tenant's Parties for the twelve (12) month period prior thereto, and which Tenant desires to store, generate, use or dispose of on, under or about the Premises for the succeeding twelve (12) month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto; reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices listings and correspondence of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials.

          6.6.4 Landlord's Investigation Rights. Landlord and Landlord's agents, employees, contractors and assigns (collectively, "Landlord's Parties")
                                                           ------------------
shall have the right, but not the obligation, to inspect, sample and/or monitor the Building and/or the soil or groundwater of the Premises thereunder at any time upon prior written notice thereof (except in cases of emergency, in which event no notice shall be necessary) to determine whether Tenant is complying with the terms of this Section 6.6, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this
Section 6.6, or in the event of a release of any Hazardous Material on, under or about the Premises, Landlord and Landlord's Parties shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 6.6 (at Tenant's expense, to the extent Tenant or Tenant's Parties are the cause of such Hazardous Materials), including without limitation the taking of emergency or long-term remedial action. Landlord and Landlord's Parties shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use or disposal by Tenant or Tenant's Parties of Hazardous Materials on, under, from or about the Building or Premises.

          6.6.5 Tenant's Remediation Obligations. If the presence of any Hazardous Materials on, under, from or about the Premises caused by Tenant or Tenant's Parties results in (i) injury to any person; (ii) injury to or any contamination of the Premises; or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at Tenant's expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, in accordance with applicable Laws, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however,

                                       9.

Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (a) imposes an immediate threat to the health, safety or welfare of any individual or (b) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. If Landlord at any time discovers that Tenant or Tenant's Parties may have caused or permitted the release of Hazardous Materials on, under, from or about the Premises in violation of the terms of this Lease, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval (which approval shall not be unreasonably withheld or delayed), specifying the actions to be taken by Tenant to remedy or repair such violation. Upon Landlord's approval of such cleanup plan, Tenant shall, at is expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable Laws and as required by such plan and this Lease.

          6.6.6 Tenant's Indemnification. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord, Master Lessor and Ground Lessor and any successors to all or any portion of Landlord's interest in the Premises from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises by Tenant or Tenant's Parties, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease.

          6.6.7 Landlord's Indemnification. Landlord shall indemnify, protect, defend (by counsel reasonably acceptable to Tenant) and hold harmless Tenant and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, the 'Indemnified Parties") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses (including reasonable attorneys' fees) arising at any time during or after the Term as a result of (directly or indirectly, but only to the extent caused by) or in connection with (i) the presence of Hazardous Materials on, under or about the Premises or other properties adjacent thereto as of the Effective Date of this Lease, including but not limited to (a) the Hazardous Material subject to the Remediation Plan (as defined in Section
12.7 of the Master Lease); and (b) any Hazardous Materials migrating onto the Premises from the adjacent Hewlett-Packard property, or (ii) the presence of Hazardous Materials on, under or about the Premises due to the activities of Landlord and/or Landlord's agents, employees, contractors or assigns at any time before or after the Effective Date of this Lease. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. The strict compliance by Landlord with all Environmental Laws shall not excuse Landlord from Landlord's obligation of indemnification pursuant hereto. Landlord's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease. The provisions of this Section 6.6.7 hereof pertain only to Hazardous Materials existing on or originating from the Premises or adjacent properties thereto on the Effective Date or due to the activities of Landlord and/or Landlord's agents, employees, contractors or assigns before or after the Effective Date and shall in no way be construed or understood to require Landlord to investigate, remediate, or indemnify any person in respect of any Hazardous Materials caused directly or indirectly by Tenant, its assignees or sublessees or any of its or their activities after the Effective Date.

          6.6.8 Survival. The provisions of this Section 6.6 shall expressly survive the expiration or sooner termination of this Lease.

     6.7 Parking. Tenant is allocated and shall have the right to use not more than the number of Parking Spaces described in Item 12 of the Basic Lease Provisions for Tenant's use and the use of Tenant's Parties. All trucks and delivery vehicles shall be (i) loaded and unloaded in a manner which does not interfere with the businesses

                                      10.

of other occupants of neighboring buildings; and (ii) permitted to remain on the Premises only so long as is reasonably necessary to complete loading and unloading. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant or Tenant's Parties, unless ultimately determined to be caused by the sole act of negligence or willful misconduct of Landlord, or Landlord's Parties.

     6.8 Rules and Regulations. Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit D, and any
                                                           ---------
reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order or cleanliness of the Premises. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

7.   LANDLORD'S MAINTENANCE AND REPAIR.

     7.1 Landlord's Maintenance. Landlord shall maintain and repair (i) the structural portions of the roof, (ii) the failure of any skylights, windows or window frames to be watertight during the first two (2) Lease Years only, (iii) the foundation of the Building; (iii) the exterior walls of the Building (subject to Section 8.1.2 below) in good condition, reasonable wear and tear excepted; and (iv) any damages to the Premises caused by the negligence of willful misconduct of Landlord or Landlord's Parties. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries, unless otherwise specified by Landlord in writing.

     7.2 Procedure and Liability. Tenant shall immediately give Landlord written notice of any apparent defect or need for repair of the items described above, after which Landlord shall have reasonable opportunity to repair same or cure such defect with contractors of Landlord's choice. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect, and shall be further limited by the terms of Sections 12 and 17 of this Lease. Subject to
Section 13.4 hereof, Tenant or Tenant's Parties cause any damage necessitating such repair, then Tenant shall pay the cost thereof to Landlord, upon landlord's demand therefor.

     7.3  Waiver. Tenant hereby waives the benefit of California Civil Code
Section 1941 and 1942 and any other statute providing a right to make repairs and deduct the cost thereof from the Rent.

     7.4 Landlord's Right to Perform Tenant's Covenants. Tenant agrees that, if Tenant shall at any time fail to pay within the grace period herein provided any mechanic's lien, taxes or other fees and charges arising from the acts or omissions of Tenant, the non-payment of which may place in jeopardy Landlord's interest in the Premises or any portion thereof, or if Tenant shall at any time fail to perform any other act to be made or performed by it under this Lease within the grace period provided therefor, Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may reasonably deem such action necessary for the protection of the Premises, and without waiving or releasing Tenant from any obligation under this Lease. All sums so paid by Landlord and all reasonable expenses paid in connection therewith, including without limitation reasonable attorneys' fees, together with interest thereon at the Interest Rate from the date of such payment until repaid by Tenant, shall be paid by Tenant to Landlord on demand.

                                      11.

8.   TENANT'S MAINTENANCE AND REPAIR.

     8.1 Tenant's Obligation to Maintain. Tenant shall be responsible for the following during the Term:

          8.1.1 General. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to:
(i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); (v)any automatic fire extinguisher equipment in the Premises; (vi) the roof membrane of the Building; (vii) the common areas of the Premises, if any, including but not limited to, mowing grass and general maintenance and replacement of landscaping, maintenance of parking areas, driveways and alleys, parking lot sweeping, exterior lighting, pest control and window washing and, if there is central HVAC or other building service equipment and/or utility facilities serving portions of the common area, Tenant shall maintain and operate (and replace when necessary) such equipment and (viii) any other portions of the Premises which are not the responsibility of Landlord pursuant to Section 7.1 above. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including all exterior doors and windows) caused by vandalism or any unauthorized entry. Notwithstanding anything to the contrary herein, in the event that Landlord reasonably determines that Tenant is not properly performing Tenant's obligations as set forth in this Section 8.1.1 Landlord shall notify Tenant of the specific instances of such non-performance by Tenant and, if Tenant does not correct any such non-performance within fifteen (15) days of written notice of such non-performance from Landlord (or, if such non-performance cannot reasonably be cured within such fifteen (15) day period, in whatever period of time is necessary to complete such cure, provided that Tenant commences to accomplish such cure within said fifteen (15) day period and proceeds diligently to complete the same), Landlord shall have the right to perform such activities itself, and the costs thereof, together with a property management fee equal to 1.2% of the Base Rent then due hereunder (adjusting as the Base Rent adjusts due to increased in CPI, pursuant to Section
3.2 hereof), shall be due and owing to Landlord as Additional Rent within thirty
(30) days of request therefor or, at Landlord's option, the annual cost thereof shall be due and payable in equal monthly installments of one twelfth (1/12) each at the same time and in the same manner as Base Rent is due hereunder.

          8.1.2 Maintenance Contracts. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services the Premises, and shall keep the same in good condition through regular inspection and servicing, (ii) maintain continuously throughout the Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord (which approval shall not be unreasonably withheld), which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every sixty (60) days during the Term and (iii) maintain continuously throughout the Term a service contract for the maintenance of the landscaping of the outdoor portions of the Premises with a contractor, and on terms and conditions, satisfactory to Landlord. Tenant shall maintain continuously throughout the Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every one hundred eighty (180) days during the Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be cancelled or changed without at least thirty
(30) days' prior written notice to Landlord.

          8.1.3 Standards. All repairs and replacements required of Tenant shall be promptly made with materials of like kind and quality and shall be performed in accordance with all applicable Laws, Private Restrictions, and the terms of Section 9 of this Lease.

9.   ALTERATIONS.

                                      12.

     9.1 Trade Fixtures. During the Term of this Lease, Tenant may install Tenant's Trade Fixtures on the Premises without the prior consent of Landlord. All Trade Fixtures shall remain Tenant's property. The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, which can be removed without injury to the Premises (e.g., demountable
                                                     -----
partitions, business and production equipment and systems, furniture and furnishings) unless such thing has, by the manner in which it is affixed, become an integral part of the Premises; and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises. Notwithstanding the foregoing, the term "Trade Fixtures" shall not include any Tenant Improvements paid for with the funds of Landlord nor any improvements thereafter made to the Premises by Landlord at any time with Landlord's funds.

     9.2 Consent Requirement for Alterations. Except as provided below, Tenant shall make no alterations, additions or improvements (collectively, "Alterations") to the Premises (including, without limitation, roof and wall
 -----------
penetrations) or any part thereof without obtaining the prior written consent of Landlord and, if required, Master Lessor in each instance, which consent shall not be unreasonably withheld or delayed. Landlord may impose as a condition to such consent such requirements as Landlord may reasonably deem necessary, in its sole and absolute discretion, including, without limitation:
(i) that Landlord be furnished with working drawings before work commences; (ii) that performance and labor and material payment bonds be furnished, in the event of Alterations costing in excess of Five Hundred Thousand Dollars ($500,000) only, (iii) that Landlord approve the contractor by whom the work is to be performed, which approval shall not be unreasonably withheld; (iv) that adequate course of construction insurance be in place and the Landlord is named as an additional insured under the contractor's liability and property damage policies; and (iv) that Landlord's instructions relating to the manner in which the work is to be done be complied with. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make any non-structural Alterations to the Premises which, for any single proposed Alteration (or any series of related Alterations), does not cost more than Twenty-Five Thousand Dollars; provided, that (a) Tenant shall provide Landlord with fifteen (15) days' advance written notice of the commencement of any such Alteration, (b) such Alteration shall not affect the Building's "core" electrical, mechanical, HVAC systems (including, but not limited to the central corridors, restrooms, elevators, main duct runs, distribution from main panels to subpanels and subfeeders and sprinkler mains) or any other structural part of the Building or Premises, and (c) such Alteration is otherwise performed in accordance with the terms of this Section 9.1. All such alterations, additions or improvements must be done in compliance with all applicable Laws and Private Regulations, in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall deliver to Landlord upon commencement of such work a copy of the building permit with respect thereto. All such work shall be performed so as not to obstruct the access of any other tenant of any neighboring building. Should Tenant make any Alterations without Landlord's prior written consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require the Tenant to remove all or some of the Alterations at Tenant's sole cost and restore the Premises to the same condition as existed prior to undertaking the Alterations. Tenant shall notify Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises and Landlord shall have the right at any time and from time to time to post and maintain notices of nonresponsibility in or about the Premises.

     9.3 Possession. All Tenant's Alterations shall remain the property of Tenant during the Term but any Alterations which have become affixed to the Premises shall not be altered or removed from the Premises. At the expiration or sooner termination of the Term, all Tenant's Alterations which have become affixed to the Premises shall be surrendered to Landlord and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations, and Tenant shall restore the Premises to the condition which existed prior to the installation of such Tenant's Alterations, prior to the expiration or sooner termination of the Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to

                                      13.

Obtain the approval of Landlord to the installation of the Alteration in question; (ii) at the time Tenant requested Landlord's approval, or, if no consent to the proposed Alterations is required, any time before the Alteration in question is installed, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Alteration at the expiration of the Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Alteration at the expiration of the Term.

     9.4 Alterations Required by Law. Tenant shall make any Alteration or change of any sort to the Premises (except the Base Building and any related site improvements to the Premises performed by Landlord, at Landlord's expense, prior to the Commencement Date of the Lease) that is required by any Law, including but not limited to changes required due to (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's construction or installation of any Tenant's Alterations, Tenant Improvements or Trade Fixtures. Landlord shall, at Landlord's sole expense, make any Alterations required by law to the Base Building.

     9.5 Mechanic's Liens. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises. Tenant shall keep the Premises free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Parties relating to the Premises. If any claim of lien is recorded with respect to work performed by or on behalf of Tenant or Tenant's Parties, Tenant shall bond against or discharge the same within ten (10) business days after the same has been recorded against the Premises or Landlord shall have the right, at Landlord's option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses, together with interest thereon at the Interest Rate, shall be Additional Rent immediately due and payable upon rendition of a bill therefor. Should any lien be filed against the Premises or any action be commenced affecting title to the Premises, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or this Lease arising from the act or agreement of Tenant. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

10.  FIRE AND CASUALTY DAMAGE.

     10.1 Notice of Destruction. If the Building should be damaged or destroyed by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     10.2 Loss Covered by Insurance. If at any time prior to the expiration or termination of this Lease, the Building is wholly or partially damaged or destroyed by a risk, the loss to Landlord from which is fully covered by the property insurance maintained by Tenant hereunder pursuant to Section 13.1.2 hereof, without regard to any deductible amount with respect to such insurance, which risk renders the Building totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

           (a) If (i) all repairs to the Building can, in Landlord's judgment, bc completed within two hundred seventy (270) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums; and (ii) Landlord is not prevented by applicable Laws from rebuilding the Building to its preexisting condition, Landlord shall, at Landlord's expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of Rent shall be allowed Tenant for such portion of the Building as shall be rendered inaccessible or unusable to Tenant during the period of time that such portion is unusable or inaccessible.

                                      14.

           (b) If such damage or destruction cannot, in Landlord"s judgment, be repaired within two hundred seventy (270) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord may, at Landlord"s sole and absolute option, upon written notice to Tenant given within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair such damage or destruction at Landlord"s expense, and in such event, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as provided in Section 10.2(a). If Landlord does not elect to make such repairs, then either party may by written notice to the other, terminate this Lease as of the date of the occurrence of such damage or destruction. If Landlord elects to repair the damage to the Building, Tenant shall pay to Landlord any and all proceeds payable under the property insurance to be maintained by Tenant pursuant to Section 13.1.2 hereof. If the damage or destruction is the result of an earthquake, then Landlord shall reimburse Tenant an amount equal to 14.2857% of the "deductible" portion of such property insurance policy (but in no event more than $100,000), upon receipt of evidence of such costs, once the Premises have been Substantially Completed (as defined in the Improvement Agreement) after such event of damage or destruction. Tenant shall be solely responsible for the payment of the remaining portion of such "deductible." Tenant shall be solely responsible for the payment of the "deductible" portion of the property insurance policy in the event of a casualty event other than an earthquake.

     10.3 Loss Not Covered by Insurance. If, at any time prior to the expiration or termination of this Lease, the Building is totally or partially damaged or destroyed from a risk, the loss to Tenant from which is not fully covered by insurance maintained by Tenant pursuant to Section 13.1.2 hereof, without regard to any deductible amount with respect to such insurance, Landlord may, at its option, upon written notice to Tenant within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but the Rent shall be proportionately reduced as provided in Section 10.2(a).

     10.4  Loss Caused by Tenant or Tenant's Parties. Except as provided in
Section 13.4, if the Building is wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant's sole cost and expense.

     10.5 Destruction Near End of Term. Notwithstanding the foregoing, if the Building is wholly or partially damaged or destroyed within the final six (6) months of the Term, and restoration of the damage or destruction will reasonably require an excess of thirty (30) days from the date of such damage or destruction, Landlord may, at its option, elect to terminate this Lease; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant at the time of such damage has a then valid express written option to extend the Term and Tenant exercises such option to extend the Term within fifteen (15) days following the date of such damage.

     10.6 Destruction of Improvements and Personal Property. In the event of any damage to or destruction of the Building, under no circumstances shall Landlord be required to repair, replace or compensate anyone for the personal property, Trade Fixtures, Alterations, machinery, equipment or furniture of Tenant or any of Tenant's Parties, and Tenant shall repair and replace all such personal property, Alterations and Trade Fixtures at Tenant's sole cost and expense to the extent necessary for the conduct of Tenant's business at the Premises.

     10.7 Exclusive Remedy. This Section 10 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Premises, and Tenant waives and releases Tenant's rights under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises.

                                      15.

     10.8 Lender Discretion. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from insurance held by Landlord be applied to such indebtedness, then Landlord shall have the right to deliver written notice to Tenant terminating this Lease.

11.  CONDEMNATION.

     11.1 Landlord's Termination Right. Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than ten percent (10%) of the leasable area of the Building is so taken, or (iii) more than fifty percent (50%) of the Common Area is so taken. Such termination shall be effective as of the date the condemning authority takes title or possession of the condemned area, whichever occurs first.

     11.2 Tenant's Termination Right. Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) ten percent (10%) or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide Tenant the Parking Spaces within reasonable walking distance of the Premises. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession or title of that portion of the Premises or Common Area that is condemned is taken by the condemnor, whichever occurs first.

     11.3 Restoration and Abatement of Rent. If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then, only to the extent proceeds from the Award (as defined in Section 11.5) exist, Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession or title is taken (whichever occurs first), the Base Rent shall be reduced to the extent that the taking in question interferes with Tenant's use of the Premises.

     11.4 Temporary Taking. If any portion of the Premises is temporarily taken for one year or less, and the Premises continue to be reasonably suitable for the conduct of Tenant's business, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one (1) year or which extends beyond the natural expiration of the Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Uses, then Tenant shall have the right to terminate this Lease, effective on the date possession or title is taken by the condemnor, whichever occurs first.

     11.5  Division of Condemnation Award. Any award ("Award") made as a result
                                                       -----
of any condemnation or of the taking of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, tide and interest in any such Award; provided, however, that Tenant shall be entitled to receive any Award that is made directly to Tenant for the following, so long as the award made to landlord is not thereby reduced: (i) for the taking of personal property, Alterations, Tenant Improvements or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Section 11.5, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                      16.

12.  LIABILITY OF LANDLORD; INDEMNITY BY TENANT.

     12.1 Limitation on Landlord's Liability. Except as otherwise provided herein, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of Rent, for any injury to Tenant or Tenant's Parties, damage to the property of Tenant or Tenant's Parties, or loss to Tenant's business resulting from any cause, including without limitation any:
(i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Premises; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Sections 12.2 and 13.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or gross negligence of which Landlord has actual notice and the opportunity to cure described in Section 17.1 hereof, but which it fails to so cure.

     12.2 Limitation on Tenant's Recourse. If landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity:. (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity, and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Premises. Notwithstanding anything to the contrary in this Lease, Tenant shall have recourse only to the interest of Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without exception whatever. No other property or assets of Landlord shall be subject to levy, attachment, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease or the relationship of Landlord and Tenant or Tenant's use of the Premises.

     12.3 Indemnification of Landlord. Tenant shall hold harmless, indemnify, protect and defend Landlord, and its employees, agents, contractors, directors, partners, shareholders, officers, advisors, consultants and lenders with legal counsel reasonably satisfactory to Landlord from all liability, penalties, losses, damages, costs, expenses (including attorneys' fees and court costs), causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or negligence of Landlord of which Landlord has had notice and the opportunity to cure described in
Section 17.1 hereof, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term; (ii) the negligence or willful misconduct of Tenant or Tenant's Parties, wherever the same may occur; or (iii) an Event of Tenant's Default. The provisions of this Section 12.3 shall survive the expiration or sooner termination of this Lease.

     12.4 Indemnification of Tenant. Landlord shall hold harmless, indemnity, protect and defend Tenant, Guarantor and their employees, agents, contractors, partners, shareholders, officers, advisors, consultants and lenders with legal counsel reasonably satisfactory to Tenant from all liability, penalties, losses, damages, costs, expenses (including attorneys' fees and court costs), causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from the gross negligence or willful misconduct of Landlord or Landlord's Parties. The provisions of this
Section 12.4 shall survive the expiration or sooner termination of this Lease.

     12.5 Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Tenant of which Tenant received notice or of which Tenant acquires knowledge and which names Landlord as a party thereto.

                                      17.

13.  INSURANCE.

     13.1 Tenant's Insurance Obligations. Tenant agrees that at all times from and after the date Tenant is given access to the Premises for any reason, Tenant shall carry and maintain, at its sole cost and expense, the following types, amounts and forms of insurance:

           13.1.1 Public Liability Insurance. A broad form comprehensive general liability or commercial general liability policy including contractual liability coverage for obligations under this Lease, covering the Premises in an amount of not less than the amount per occurrence specified in Item 14 of the Basic Lease Provisions. Such policy shall be in the occurrence form with a per location general aggregate naming Landlord as an additional insured. Said policy shall provide primary coverage to Landlord; when any policy issued to Landlord provides duplicate coverage or is similar in coverage, Landlord's policy will be excess over Tenant's policies. The amounts of such insurance required hereunder shall be subject to adjustment from time to time as requested by Landlord based upon Landlord's determination as to the amounts of such insurance generally required at such time for comparable tenants, premises and buildings in the general geographical location of the Building or as requested by any Lender (as hereinafter defined).

           13.1.2 Property Insurance for Base Building and Tenant Improvements. A policy or policies of "special form" (including earthquake coverage) property damage insuring against physical damage to the Base Building, Building and Tenant Improvements, with coverage of not less than one hundred percent (100%) of the full replacement cost thereof, and insuring Landlord (and such others as Landlord may designate in writing) against loss of rents for a period equal to twelve (12) months. The "deductible" portion of such insurance policy shall not be in excess of an amount previously approved by Landlord in writing, which approval shall not be unreasonably withheld, provided that Landlord hereby approves a deductible amount under the property insurance policy described in Section 13.1.2 of no more than Twenty Thousand Dollars ($20,000) and a deductible amount under the earthquake portion of that policy, if such deductible amount is separately stated, of no more than One Million Dollars ($1,000,000).

           13.1.3 Property Insurance for Trade Fixtures, Alterations. A policy or policies, including the "special form" of coverage, including vandalism and malicious mischief, theft, sprinkler leakage and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation of all Trade Fixtures, furniture and equipment in the Premises, and all Alterations to the Premises installed by or for Tenant or provided to Tenant. Such insurance shall also include business interruption and extra expense coverage for Tenant's operations and debris removal coverage for removal of property of Tenant and Tenant's Parties which may be damaged on the Premises.

           13.1.4 Workers' Compensation Insurance. Workers' compensation insurance, including employers' liability coverage, is to comply with the applicable California law. Such insurance shall include a waiver of subrogation in favor of Landlord.

           13.1.5 Other Insurance. Such other insurance that is either (i) required by Master Lessor, Ground Lessor or any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

     13.2 Requirements of Tenant's Insurance Coverage. Each policy of insurance required to be carried by Tenant pursuant to Section 13.1: (i) shall name Landlord, any Lender (as defined in Section 17.1 hereof) and such other parties in interest as Landlord reasonably designates as additional insureds; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies licensed to do business in California and which have a general policy holders' rating of at least "A" and a financial rating of at least "VIII" as set forth in the most current issue of Best's Insurance Guide; (v) shall provide that such policy shall not be subject

                                      18.

to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord so long as such provision of thirty (30) days notice is reasonably obtainable, but in any event not less than ten (10) days prior written notice; (vi) shall contain a cross liability endorsement; (vii) shall contain a "severability" clause and (viii) shall be written on an "occurrence" basis only, unless such forms are no longer available, in which case the policy form obtained by Tenant shall be subject to Landlord's prior written reasonable approval. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this
Section 13, provide that Landlord is named as an additional insured thereunder and provide that the coverage afforded with respect to the Premises shall not be reduced or diminished by reason of the use of such blanket policy of insurance.

     13.3 Evidence of Tenant's Insurance Coverage. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to
Section 13.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by Sections 13.1 and 13.2, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of Tenant's Parties enters the Premises and upon renewal of such policies, but not less than ten (10) day prior to the expiration of the term of such coverage. If any Lender or insurance advisor reasonable determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to Section 13.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated. If Tenant fails to obtain the insurance required hereby or provide evidence thereof to Landlord, Landlord may, but shall not be obligated to, and Tenant hereby appoints Landlord as its agent to procure such insurance and bill the cost of the insurance to Tenant. Tenant shall pay such costs to Landlord as Additional Rent with the next monthly payment of Rent.

     13.4 Release and Waiver of Subrogation. Tenant hereby releases Landlord and its agents and employees from any liability for injury to any person or damage to property that is caused under any valid and collectible insurance policy carried by Tenant which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provisions shall not apply to the commercial general liability insurance described by Section 13.1.1; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of
Section 13.2 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by instance required to be carried hereunder or actually carried. Tenant represents and warrants that the insurance coverage required to be maintained by Tenant hereunder permits a partial release in connection with obtaining a waiver of subrogation from the insurer as of the date of this Lease, and shall provide Landlord with advance written notice of any impending invalidity of the waiver described herein. Tenant shall cause each insurance policy obtained by Tenant to provide that the insurer waives all right of recovery by way of subrogation against Landlord and Landlord's Parties in connection with any injury or damage covered by such policy.

     13.5 Landlord's Insurance. Landlord shall maintain a policy of comprehensive general liability insurance (including a blanket "contractual" liability endorsement) against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Two Million Dollars ($2,000,000.00). Landlord shall provide Tenant (i) with reasonably satisfactory evidence of the existence of such coverage, in the form a copy of the policies in question or a certificate of the insurer, certifying that such policy has been issued, promptly following the Effective Date hereof and (ii) shall provide at least ten (10) days prior written notice before the expiration of any then-current coverage.

                                      19.

     13.6 Tenant's Obligation to Reimburse. Tenant shall reimburse Landlord for the full amount of the cost of any insurance required to be carried by Landlord pursuant to this Lease with respect to the Premises within thirty (30) days of Tenant's receipt of Landlord's billing therefor.

     13.7 Delivery of Insurance Proceeds to Landlord. Tenant shall immediately deliver to Landlord any insurance proceeds received by Tenant with respect to the policy of property insurance described in Section 13.1.2 hereof. Tenant agrees to cooperate with Landlord and execute, acknowledge and deliver such further documents and instruments and do such further acts as may be reasonably required or desirable to carry out the intent of this Section 13.7. Tenant shall not settle, collect or compromise any claims against the insurance company issuing the policy of property insurance described in Section 13.1.2 hereof without the prior written consent of landlord, who shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out such insurance policy.

14.  LANDLORD'S RIGHT OF ACCESS.

     Upon twenty-four (24) hours' written notice (except in cases of emergency, in which event no notice shall be necessary), Tenant shall permit Landlord and Landlord's Parties, and Master Lessor and Ground Lessor (to the extent that Master Lessor and Ground Lessor have reserved the right of entry in the Master Lease or Ground Lease, respectively, or are permitted such entry by law) at all reasonable times and at any time in case of emergency, in such manner as to cause as little disturbance to Tenant as reasonably practicable and in a manner consistent with any reasonable security procedures of Tenant which have previously been provided to Landlord in written form (a) to enter into and upon the Premises to inspect them, to protect the Landlord's interest therein, or to post notices of non-responsibility, (b) to take all necessary materials and equipment into the Premises, and perform necessary work therein, and (c) to perform environmental testing, monitoring, sampling, digging, drilling and analysis for Hazardous Materials on, under or about the Premises, and to review and copy any documents, materials, data, inventories, financial data, notices or correspondence to or from private parties or governmental authorities in connection therewith. No such work shall cause or permit any rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned. Landlord may at any time place on or about the Building any ordinary "for sale" and "for lease" signs. Subject to the terms of this Section 14, Tenant shall also permit Landlord and Landlord's Parties, upon request, to enter the Premises or any part thereof, at reasonable times during normal business hours, to show the Premises to the fee owners, lessors of superior leases holders of encumbrances on the interest of Landlord under the Lease, or prospective purchasers, mortgagees or lessor of the Building as an entirety. At any time after the Extension Cut-Off, if Landlord has not been provided an Extension Notice, or during the period of twelve (12) months prior to the expiration date of any Renewal Term, Landlord may exhibit the Premises to prospective tenants.

15.  ASSIGNMENT AND SUBLETTING.

     15.1 Consent Requirement. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned: (i) sublet all or any part of the Premises or allow the Premises to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (a) Hazardous Materials used, stored, released, or disposed of by the potential subtenant or assignee, and/or (b) violations of Law by the Tenant or the proposed subtenant or assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which
(x) is in a form reasonably

                                      20.

approved by Landlord, (y) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Section 15.2, and (z) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Section 15.1 as to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

     15.2 Procedure. At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three (3) years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to bc carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (a) fifteen (15) days of receipt of such request together with the required accompanying documentation, or (b) seven (7) days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

     15.3 Terms of Transfer. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

           (a) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

           (b) Tenant shall be entitled to one hundred (100%) of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Rent and Additional Rent allocable to the space subject to the Transfer. As used in this Section 15.3, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture and general intangibles.

     15.4 Corporate Reorganization. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities), stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital

                                      21.

or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

     15.5  Transfers to Affiliates. Notwithstanding anything contained in this
Section 15, so long as Tenant otherwise complies with the provisions of this
Section 15, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent.

           (a) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than 50%;

           (b) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

           (c) Tenant may assign this lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     15.6 Assignment in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq., or such similar laws or amendments thereto which may be enacted from time to time (the "Bankruptcy Code"), any and all monies or other considerations payable
           ---------------
or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment setting forth
(i) the name and address of such person; (ii) all of the terms and conditions of such offer; and (iii) the adequate assurance to be provided by Tenant to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     15.7 Transfer by landlord. Landlord and its successors in interest shall have the right to transfer their interest in this Lease, the Premises and the Ground Lease at any time and to any person or entity, provided that any such transferee shall assume all obligations of Landlord in writing. In the event of any such transfer, the landlord o originally named herein (and, in the case of any subsequent transfer, the transferror) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                                      22.

16.  DEFAULT AND REMEDIES.

     16.1 Events of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

           (a) Tenant shall have failed to pay Base Rent or Additional Rent when due, and such failure is not cured within three (3) days after delivery of written notice from Landlord specifying such failure to pay, or

           (b) Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Rent or Additional Rent, and Tenant shall have failed to cure such breach within thirty
(30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty (30) day period, Tenant shall have failed to commence such cure within said thirty
(30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed one hundred twenty (120) days from the date of Landlord's notice; or

           (c) Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Section 15; or

           (d) Tenant shall have abandoned the Premises or left the Premises substantially vacant; or

           (e) The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 USC (S)101 or any successor statute thereto (unless in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 16.1 (e) is contrary to any applicable Law, such provision shall be of no force or effect; or

           (f) Tenant shall have failed to deliver documents required of Tenant pursuant to Section 19.1, 19.3 or Section 19.4 within the time periods specified therein.

The grace periods provided for in this Section 16.1 are intended to satisfy any and all notice requirements imposed on Landlord by law and are not in addition to any such requirements.

     16.2 Landlord's Remedies. If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which landlord may resort cumulatively or in the alternative:

           (a) Landlord may keep this, Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including
(i) the right to recover the Rent and other sums as they become due by appropriate legal action; (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant; and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed

                                      23.

by Tenant for the cost thereof with interest at the Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

           (b) Landlord may enter the Premises and re-lease them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, and expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the rent is due, less the Rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

           (c) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 16.2(c) shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or Rent previously accrued or then accruing. In no event shall any one or more of the following actions by landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or landlord's Parties intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

           (d) In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 16.2(c), shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

           (e) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, an interest rate equal to the Interest Rate shall be used where permitted. Such damages shall include:

                (1) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and
(vi) attorneys' fees and court costs incurred by

                                      24.

Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

           (f) Nothing in this Section 16.2 shall limit Landlord's right to indemnification from Tenant as provided in Sections 6.6.6, 9.5, 12.3, 18.1 and
20.23. Any notice given by Landlord in order to satisfy the requirements of this
Section 16.2 shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

     16.3 Limitation on Exercise of Rights. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) Landlord may deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give; and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

     16.4  Waiver by Tenant of Certain Remedies. Tenant waives the provisions of
Section 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

     16.5 Remedies Cumulative. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law except as otherwise provided herein.

17.  TENANT'S REMEDIES.

     17.1 Landlord's Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable period of time, but not more than sixty (60) days after written notice by registered mail is delivered by Tenant to Landlord, Master Lessor, Ground Lessor and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have
                ------
theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder will be construed as covenants, not conditions. Tenant will accept performance by any one or more of the parties to whom notice is required to be given, and with the same force and effect as though performed by landlord hereunder.

     17.2 Tenant's Remedies. Except as provided below, in the event of any default by Landlord, Tenant's exclusive remedies shall be an action for specific performance or action for damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default. If Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default or, where such default could not reasonably be cured within said thirty (30) day period, fails to cure such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion, then, in addition to all other remedies which Tenant may have at law or in equity, Tenant may cure Landlord's default and recover from Landlord all costs incurred in connection with such cure, together with interest thereon at the Interest Rate from the date so incurred until repaid.

18.  SURRENDER AND HOLDING OVER.

                                      25.

     18.1 Surrender of the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) Hazardous Materials which are not the express obligation of Tenant hereunder. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (a) all interior walls shall be painted or cleaned so that they appear freshly painted; (b) all tiled floors shall be cleaned and waxed; (c) all carpets shall be cleaned and shampooed; (d) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (e) all windows shall be washed; (f) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (g) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (1) remove any Tenant's Alterations which Tenant is required to remove pursuant to Section 9 and repair all damage caused by such removal; and (2) return the Premises or any part thereof to its original configuration exiting as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Interest Rate. Tenant shall indemnify, defend by counsel satisfactory to Landlord, protect and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     18.2 Holding Over. This Lease shall terminate without further notice at the expiration of the Term. Any holding over by Tenant after expiration of the Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Rent shall be increased to an amount equal to 150% of the Base Rent payable during the last full calendar month of the Term.

     18.3 Entry at End of Term. If during the last month of the Term hereof Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacation of the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

19.  MORTGAGES.

     19.1 Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust, including but not limited to the Master Lease and Ground Lease which now or hereafter affects the Premises, and any renewal, modification, consolidation, replacement or extension thereof (collectively, a "Security Instrument").
                                    -------------------

           (a) The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                                      26.

           (b) At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

           (c) Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include but are not limited to such other matters as the Lender customarily and reasonably requires in connection with such agreements, including but not limited to provisions that the Lender not be liable for (i) the return of any security deposit not received by the Lender, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Premises as a result of the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute an Event of Tenant's Default.

     19.2 Modifications of Lease. Tenant shall execute, acknowledge and deliver to Landlord, within thirty (30) days after request by Landlord, an instrument amending this Lease in such respects as may be required by Master Lessor, Ground Lessor or any Lender or prospective Lender, provided that such amendment does not materially alter or impair Tenant's rights or remedies under this Lease, or in any other manner impose additional Rent obligations on Tenant.

     19.3 Mortgagee Protection and Attornment. In the event of any default on the part of the Landlord, Tenant will give notice by registered mail to Master Lessor or Ground Lessor or any Lender whose name has been provided to Tenant and shall offer Master Lessor or Ground Lessor or such Lender a reasonable opportunity (taking into account such time as shall be reasonably required to institute and complete any foreclosure proceedings) to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant will accept performance of any provision of this Lease by such Lender as performance by, and with the same force and effect as though performed by, Landlord hereunder. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

     19.4 Estoppel Certificates and Financial Statements. At all times during the Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within fifteen (15) days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (ii) stating the date to which the Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults; and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within fifteen (15) days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (a) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (b) there are no uncured defaults in the requesting party's performance, and (c) no rent has been paid more than thirty (30) days in advance. At any time during the Term Tenant shall, upon fifteen (15) days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24-month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

                                      27.

20.  GENERAL PROVISIONS.

     20.1 Construction of Meaning. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.

     20.2 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at a rate (the "Interest Rate") equal to the lesser of (i) five percent (5%) in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time; or (ii) the maximum interest rate permitted by Law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant.

     20.3 Time of Essence. Time is of the essence with respect to all of the terms and conditions of this Lease.

     20.4 Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

     20.5 Choice of Law. This Lease shall be governed by the laws of the State of California.

     20.6 Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     20.7 Amendments. This Lease may not be altered, changed or amended except by an instrument in writing signed and dated by both parties hereto.

     20.8 Waivers. The waiver by Landlord of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such proceeding breach at the time of acceptance of such Rent.

     20.9 Fees and Expenses. All sums reasonably incurred by Landlord in connection with any Event of Tenant Default or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest thereon at the Interest Rate. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in an action by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of Rent due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith. If Landlord becomes involved in any action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or Tenant's Parties, Tenant agrees to pay landlord's reasonable

                                      28.

attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

     20.10 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger. Such event shall at the option of Landlord, either terminate all or any existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

     20.11 Severability. If any clause or provision, of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     20.12 Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, Tenants' Parties and their property from acts of third parties.

     20.13 Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the Permitted Uses of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

     20.14 Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment under protest and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

     20.15 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

     20.16 No Third Party Beneficiaries. This Lease is not intended by either party to confer any benefit on any third party, including without limitations any broker, finder, or brokerage firm.

     20.17 Effective Date/Nonbinding Offer. Submission of this Lease for examination or signature by Tenant does not constitute an offer or option for lease, and it is not effective as a lease or otherwise until executed and delivered by both landlord and Tenant.

     20.18 Water, Oil and Mineral Rights. Landlord reserves all right, title or interest in water, oil, gas or other hydrocarbons, other mineral rights and air and development rights, together with the sole and exclude right of Landlord to sell, lease, assign or otherwise transfer the same, but without any right of Landlord or any such transferee to enter upon the Premises during the Term except as otherwise provided herein.

     20.19 Confidentiality. This Lease document, the terms of this Lease, and the covenants, obligations, and conditions contained in this Lease shall remain strictly confidential. Tenant agrees to keep such terms, covenants,

                                      29.

obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker; provided, however, Tenant may provide a copy of this Lease to a non-party solely in conjunction with Tenant's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

     20.20 Notices. Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Items 3 and 5 of the Basic Provisions (as applicable); (ii) when delivered if given by personal delivery; and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 20.20.

     20.21 Corporate Authority. If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease has full right and authority to enter into this Lease.

     20.22 Successors and Assigns. This Lease shall, subject to the provisions regarding Transfers, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.

     20.23 Brokerage Commissions. Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Broker described in Item 11 of the Basic Provisions; and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Broker pursuant to a separate written commission agreement between landlord and the Broker.

     20.24 Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under exiting Law; (ii) the suitability of the Premises for the conduct of Tenant's business; or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease.

     20.25 Joint and Several Liability. If more than one person or entity is named as tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     20.26 Quiet Enjoyment. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

                                      30.

     20.27 Survival. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

     20.28 Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

     20.29 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     20.30 Agency, Partnership or Joint Venture. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

     20.31 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     20.32 Required Consents. This Lease is conditioned upon written approval hereto from Ground Lessor and Master Lessor within thirty (30) days after the Effective Date. If Master Lessor and/or Ground Lessor refuses to consent to this Lease, or if the thirty (30) day consent period expires, this Lease shall terminate and neither party shall have any continuing obligation to the other with respect to the Premises.

     20.33 Conditions Subsequent. The obligations of the parties are conditioned on the following:

            20.33.1 The receipt within thirty (30) days of the Effective Date of this Lease of the written consent of Ground Lessor and Master Lessor of the transaction contemplated by this Lease. This condition is for the benefit of Landlord and Tenant and, if this condition is not satisfied or waived by the date noted, either Landlord or Tenant may terminate this Lease effective as of the delivery of written notice to the other at any time before such consent is received.

            Landlord shall act in good faith to obtain, no later than thirty
(30) days after the Effective Date, (i) from Master Lessor, a Recognition and Attornment Agreement substantially in the form of Exhibit H attached hereto,
                                                  ---------
duly executed by Master Lessor, and (ii) from Ground Lessor, a Recognition and Attornment Agreement substantially in the form of Exhibit I attached hereto,
                                                  ---------
duly executed by Ground Lessor, provided that Landlord shall not be liable to Tenant for landlord's failure to provide Tenant such agreement(s), and such failure shall in no event provide Tenant the grounds on which to terminate this Lease or otherwise modify Tenant's obligations hereunder.

     If either party properly terminates this Lease pursuant to this Section 20.33, this Lease shall terminate immediately upon receipt of written notice to that effect, and the parties shall have no further obligations hereunder, except that Landlord shall return to Tenant any pre-paid rent or other sums paid to Landlord and not properly applied pursuant to the terms of this Lease.

     20.34  Landlord's Representations, Warranties and Covenants.

                                      31.

            20.34.1 Landlord hereby represents and warrants to Tenant and any assignee or sub-sublessee of the Tenant that (i) the Master Lease is in full force and effect and neither Landlord nor, to the best of Landlord's knowledge, Master Lessor is in default under the Master Lease; (ii) Landlord knows of no claims or defenses or circumstances which, with the passage of time, would lead to claims or defenses by Master Lessor against Landlord as tenant under the Master Lease; (iii) the document attached hereto as the Master Lease is a true, correct and complete copy of such documents and that the Master Lease represents the entire agreement between Landlord and Master Lessor with respect to the Master Lease; (iv) Landlord has not assigned, encumbered or otherwise transferred any interest of Tenant under the Master Lease, (iv) the scheduled expiration date of the Master Lease is May 31, 2013; and (v) to the best of Landlord's knowledge, without investigation, inquiry or research of any kind, the Ground Lease is in full force and effect and neither Master Lessor nor Ground Lessor has been given a notice of any default thereunder.

          20.34.2 During the term of this Lease, Landlord: (i) shall perform all obligations of the Tenant under the Master Lease, except to the extent such obligations are required to be performed by Tenant pursuant hereto, (ii) shall not terminate the Master Lease without the express written consent of Tenant, and (iii) shall not amend, modify or alter any terms or conditions of the Master Lease, without the consent of Tenant.

            20.34.3 Landlord, upon written notice by Tenant, shall diligently enforce all obligations of Landlord under the Master Lease. If, after receipt of written request from Tenant, Landlord shall fail or refuse to take action for the enforcement of Landlord's rights against Master Lessor ("Action"), Tenant shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Landlord as tenant under the Master Lease are hereby conferred upon and assigned to Tenant, and Tenant shall be subrogated to such rights to the extent that the same shall apply to the portion of the Premises then occupied by Tenant. If any Action against Landlord in Landlord's name shall be barred by reason of lack of privity, non-assignability or otherwise, Tenant may take such Action in Landlord's name; provided that Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld; and provided, further, that Tenant shall indemnify, protect, defend by counsel reasonably satisfactory to Landlord and hold Landlord harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) which landlord may incur or suffer by reason of such Action, except to the extent incurred or suffered by reason of Landlord's negligent acts or omissions. Landlord hereby agrees to perform its obligations as tenant under the Master Lease if and to the extent those obligations are not assumed by Tenant pursuant to the terms of this Lease.

                                      32.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date set forth below, effective as of the day and year first above written.

                    "Landlord"

                    PORTER DRIVE ASSOCIATES, LLC, A California limited liability company

                    By: /s/ Charles R. Schrech
                        -------------------------------------------------------
                    Name: President/ Charles R. Schrech
                         ------------------------------------------------------
                    Title:_____________________________________________________

                    By: /s/ Steven R. Brown
                        -------------------------------------------------------
                    Name: STEVEN R. BROWN
                         ------------------------------------------------------
                    Title: SEC.
                          -----------------------------------------------------


                    "Tenant"

                    TEKNEKRON SOFTWARE SYSTEMS (DELAWARE), INC.
                    A Delaware corporation

                    By: /S/ D W Rice
                       -------------------------------------------------------
                    Name:  David W. Rice
                    Title: Chief Financial Officer and Secretary

                                      33.